Exhibit 99.1

News Release: IMMEDIATE RELEASE
For further information, contact:
Suzie Singer, Corporate Communications:	812.376.1917

IRWIN FINANCIAL CORPORATION ANNOUNCES
THIRD QUARTER DIVIDENDS

(Columbus, IN, August 31, 2007) Irwin Financial Corporation (NYSE: IFC) today announced preferred and common stock dividends for the third quarter.

The preferred stock dividend at an annualized rate of 8.61 percent will be paid on September 28, 2007 to all holders of record as of September 14, 2007.

A dividend of $0.12 per share will be paid on the Corporation's common stock on September 28, 2007, to all shareholders of record on September 14, 2007. The common stock dividend rate is 9 percent greater than the amount paid in each quarter of 2006, but unchanged from the first and second quarters of 2007.

About Irwin Financial

Irwin® Financial Corporation (http://www.irwinfinancial.com) is a bank holding company with a history tracing to 1871. The Corporation, through its principal lines of business provides a broad range of financial services to small businesses and consumers in selected markets in the United States and Canada.